Exhibit 10.1

AMENDMENT NO. 1 TO CONVERTIBLE PROMISSORY NOTE

This Amendment No. 1 to Convertible Promissory Note (this “Amendment”) is made and entered into as of April 20, 2025, by and between Abpro Holdings, Inc. (f/k/a Atlantic Coastal Acquisition Corp. II), a Delaware corporation (the “Company”), and YA II PN, Ltd. (the “Holder”).

RECITALS

WHEREAS, the Company delivered that certain Convertible Promissory Note, Number: ABP-1, to the Holder on November 13, 2024 (the “Note”);

WHEREAS, the parties desire to amend the Note as set forth herein.

AGREEMENT

Now, therefore, in consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

1. The definition of “Conversion Price” in the Note is hereby amended and restated in its entirety to read as follows:

“Conversion Price” means, as of any Conversion Date or other date of determination, the lower of (i) $11.50 per Common Share (the “Fixed Price”), or (ii) 94% of the lowest daily VWAP during the 5 consecutive Trading Days immediately preceding the Conversion Date or other date of determination (the “Variable Price”), but which Variable Price shall not be lower than the Floor Price then in effect. The Fixed Price shall be adjusted (downwards only) to equal the VWAP of the Common Shares over the three (3) Trading Days immediately preceding the 20th Trading Day following the Issuance Date if such price is lower than the initial Fixed Price. The Conversion Price shall be adjusted from time to time pursuant to the other terms and conditions of this Note.

2. Capitalized terms used but not otherwise defined herein shall have the meaning ascribed thereto in the Note.

3. Sections (8), (9), (10), and (11) of the Note are incorporated into this Amendment mutatis mutandis as if fully set forth herein.

4. Except as expressly amended by this Amendment, all terms of the Note remain unchanged, are hereby affirmed and ratified in their entirety by the parties hereto and remain in full force and effect.

5. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

ABPRO HOLDINGS, INC.

By:	/s/ Miles Suk
Name:	Miles Suk
Title:	Chief Executive Officer

YA II PN, LTD.

By:	Yorkville Advisors Global, LP
Its:	Investment Manager

By:	Yorkville Advisors Global II, LLC
Its:	General Partner

By:	/s/ Matthew Beckman
Name:	Matthew Beckman
Title:	Manager